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                 EXHIBIT 23.0 CONSENT OF DELOITTE & TOUCHE, LLP


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2009, relating to the financial statements of Ocean Shore Holding Co. appearing in the Annual Report on Form 10-K of Ocean Shore Holding Co. for the year ended December 31, 2008.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
December 23, 2009